EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES STRONG PERFORMANCE RESULTS

AND DECLARES DIVIDEND

Fourth quarter 2016 highlights compared with the fourth quarter of 2015:

•	Net quarterly income of $5.0 million, up 16.1% ($5.6 million, excluding acquisition related costs1)

•	Diluted EPS of $0.107, up 18.9% ($0.121, excluding acquisition related costs1)

•	ROA of 0.93%, up 5.7% (1.04%, excluding acquisition related costs1)

•	ROE of 8.00%, up 14.0% (8.97%, excluding acquisition related costs1)

•	Efficiency ratio improved to 61.89% (58.35% excluding acquisition related costs1)

•	Dividend of $0.03 per common share declared

Full year 2016 highlights compared with 2015:

•	Diluted EPS of $0.399, up 19.1% ($0.412, excluding acquisition related costs1)

•	Total loan growth of 15.9%

•	Strong operating leverage - 11.5% revenue growth vs. 4.2% expense growth (2.6%, excluding acquisition related costs1)

•	ROA of 0.91%, up 7.1% (0.94%, excluding acquisition related costs1)

•	ROE of 7.58%, up 14.0% (7.83%, excluding acquisition related costs1)

YOUNGSTOWN, Ohio (January 24, 2017) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of The Home Savings and Loan Company (Home Savings), announced today that net income for the quarter ended December 31, 2016, was $5.0 million, up 16.1% from the $4.3 million reported for the quarter ended December 31, 2015. Fourth quarter diluted earnings per share increased 18.9% to $0.107 from $0.090 per share reported at the same time last year. These results included $611,000 of acquisition costs (after-tax) related to the previously announced acquisition of Ohio Legacy Corp. Excluding these acquisition costs, the Company’s adjusted net income (non-GAAP) was $5.6 million and diluted earnings per share was $0.121 per share for the quarter ending December 31, 2016.

Net income for the twelve months ended December 31, 2016 totaled $18.8 million, up 15.6% from the $16.3 million reported for the twelve months ended December 31, 2015. For the same time period, diluted earnings per share increased to $0.399, up 19.1% from the $0.335 per share previously reported. Excluding the $611,000 acquisition costs (after-tax), adjusted net income (non-GAAP) for the twelve months ended December 31, 2016 was $19.4 million, or $0.412 per diluted share.

Gary M. Small, President and Chief Executive Officer of the Company, commented, “Excellent fourth quarter performance capped off an outstanding year for Home Savings. For the year we originated over $900 million in loans, delivered strong loan growth in our commercial and consumer business segments, successfully expanded our residential lending business into new markets, added insurance agency and mezzanine finance capabilities, and are well on our way to completing the integration process with Premier Bank and Trust.” Small continued, “All indications lead us to believe 2017 should prove to be an equally exciting year as business pipelines are full and we anticipate expansion of Premier’s asset management, trust and private banking business across the organization.”

Balance Sheet Highlights

Total Loans

Total net loans, including loans held for sale, increased $214.3 million, or 15.9% to $1.6 billion at December 31, 2016, compared to December 31, 2015. Loan growth is being driven primarily by the commercial loan portfolio. Commercial loan production totaled $308.7 million for 2016 and was approximately 35.8% higher than 2015. Commercial loan balances grew over 36.4%, or $134.5 million when compared to the same time period last year. Unfunded commercial loan commitments increased $45.3 million, or 43.8%, to $148.7 million, during 2016.

Residential loans, including residential loans held for sale, grew $51.0 million, or 6.3%, at December 31, 2016 compared to December 31, 2015. Total residential loan production increased 28.5% over the prior year. Over half of this increase is a result of growth within the Company’s residential construction loan program. Pipeline levels are 5.7% higher at December 31, 2016, compared to December 31, 2015.

Consumer loan balances increased $28.3 million, or 15.1% to $216.6 million at December 31, 2016. Consumer loan production increased 21.9%, driven primarily by auto loan production of $35.6 million during 2016.

Total Deposits

The Company lowered its overall cost of deposits to 38 basis points from 47 basis points for the three months ended December 31, 2016 compared to the same time period last year. This 19.2% reduction in cost was the result of a shift in deposit mix driven by a 17.3% growth in the average outstanding balance of noninterest bearing deposit accounts. Noninterest bearing deposit accounts grew primarily because of a 29% increase in commercial deposits. The Company also continued to grow public funds, which increased $15.7 million, or 17.1%, to $107.6 million at December 31, 2016, compared to $91.9 million at December 31, 2015. Lastly, the Company was able to diversify its deposit mix utilizing brokered deposits. As a result of this activity, total deposits increased $79.2 million, or 5.5% to $1.5 billion at December 31, 2016, compared to December 31, 2015.

Asset Quality

Nonperforming loans decreased 25.7% to $12.4 million as of December 31, 2016, compared to December 31, 2015. The reduction was driven by a single relationship aggregating $6.4 million that was classified as an Other Asset to more closely reflect the nature of the receivable. As a result, nonperforming loans to net loans at December 31, 2016 was 0.83%, compared to 1.27% at December 31, 2015. The Company’s allowance to total loan ratio was 1.25% at December 31, 2016.

During the first quarter of 2016, Home Savings recognized additional provision expense for a specific seasoned commercial loan, due to a loss of the property’s tenant. This loan was exited in January 2017. The following table depicts results had the resolution been achieved in the fourth quarter of 2016.

	As reported		Non-GAAP Proforma
	December 31, 2016	Adjustment	December 31, 2016
	(Dollars in thousands)
Nonperforming loans	$12,438	$(3,389)	$9,049
Nonperforming assets	20,599	(3,389)	17,210
Loans, net	1,503,577	(2,250)	1,501,327
Allowance for loan losses	19,087	(1,139)	17,948
Nonperforming loans to net loans	0.83%		0.60%
Nonperforming assets to total assets	0.94%		0.79%
Allowance for loan loss as a percent of loans	1.25%		1.18%

Fourth Quarter and Year-to-date Results

Net Interest Income and Margin

Net interest income on a fully taxable equivalent basis was $16.6 million in the fourth quarter of 2016, up 13.9% from the $14.5 million recorded in the fourth quarter of 2015. The improvement in net interest income was primarily due to the growth in average net loan balances and a decline in funding costs. Net interest income on a fully taxable equivalent basis was $63.0 million for the twelve months ended December 31, 2016, up 11.3% from the $56.6 million recorded for the twelve months ended December 31, 2015.

Net interest margin was 3.26% for the fourth quarter of 2016, an increase from 3.16% reported in the fourth quarter of 2015. The increase in net interest margin was due primarily to the overall reduction in funding costs.

Net interest margin was 3.24% for the twelve months ended December 31, 2016, an increase from 3.18% reported for the twelve months ended December 31, 2015.

Provision for Loan Losses

The Company recognized a provision for loan loss expense of $1.5 million in the fourth quarter of 2016 compared to a provision of $893,000 in the fourth quarter of 2015. Net charge offs for the quarter totaled 17 basis points on an annualized basis. The majority of the provision expense was related to the growth of the loan portfolio.

The Company recognized a provision for loan loss expense of $5.4 million for the twelve months ended December 31, 2016 compared to an expense of $2.1 million in the comparable period of 2015. Small continued, “The provision for 2016 was in line with our expectations based on anticipated loan growth, net charge-off activity and improvement in asset quality.”

Non-Interest Income

Non-interest income increased 3.4% to $5.6 million in the fourth quarter of 2016 compared to $5.5 million in the fourth quarter of 2015. Favorably affecting the change was the benefit of insurance agency income of $417,000. The Company also recognized a positive change in the valuation of mortgage servicing rights totaling $630,000 in the quarter. Partially offsetting these favorable changes was a decrease in mortgage banking income and a decline in deposit related fees.

Non-interest income increased 12.0% to $22.1 million for the twelve months ended December 31, 2016 compared to $19.7 million in the comparable period last year. Positively affecting the comparison was the benefit of insurance agency income totaling $1.7 million. Also contributing to the change was an increase in brokerage income, deposit related fees, mortgage servicing fees and debit/credit card fees, for a total of $533,000. The twelve months ended December 31, 2016 also saw security gains totaling $604,000. These increases were partially offset by a $397,000 decrease in mortgage banking income.

Non-Interest Expense

Non-interest expense was $13.7 million, up 7.5% for the fourth quarter of 2016, compared to the fourth quarter of 2015. After giving consideration to $787,000 in acquisition related costs associated with the Ohio Legacy Corp. acquisition announced in the third quarter of 2016, noninterest expense was essentially flat. The efficiency ratio continues to show improvement at 61.89% for the fourth quarter of 2016 as compared to 63.74% for the same time period last year.

Non-interest expense was $52.0 million, up 4.2% for the twelve months ended December 31, 2016, compared to the twelve months ended December 31, 2015. Non-interest expense was flat for the twelve months ended December 31, 2016, in comparison to the same period last year after taking into consideration the addition of James & Sons Insurance Company and the acquisition of Ohio Legacy Corp. The efficiency ratio was 61.01% for the twelve months ended December 31, 2016 compared to 65.10% for the twelve months ended December 31, 2015.

Pre-tax, Pre-provision Income

Pre-tax, pre-provision income was $8.3 million for the three months ended December 31, 2016, up $1.1 million, or 14.8%, from the $7.2 million recorded for the three months ended December 31, 2015. Pre-tax, pre-provision income was $32.4 million for the twelve months ended December 31, 2016, up $6.0 million, or 23.0%, from the $26.3 million recorded for the twelve months ended December 31, 2015. Pre-tax, pre-provision income is derived by adding provision for loan losses and income tax expense to net income.

Equity

Tangible book value per common share at December 31, 2016 improved to $5.32, as compared to $5.14 at December 31, 2015. This change was primarily due to net income for the twelve months ended December 31, 2016 offset partially by dividends paid and an increase in losses on available for sale securities.

During 2016, the Company continued its common share repurchase program, and purchased 1,562,959 shares at an average price of $6.01 per share. At December 31, 2016, United Community has 1,683,830 shares remaining to be repurchased under its current repurchase program.

Dividend to be Paid

On January 24, 2017, the Board of Directors declared a quarterly cash dividend of $0.03 per common share payable February 22, 2017 to shareholders of record at the close of business February 10, 2017.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, January 25, 2017, at 10:00 a.m. ET., to provide an overview of the Company’s fourth quarter 2016 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 4th Quarter 2016 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company and operates retail banking offices and loan production centers in Ohio, western Pennsylvania and West Virginia. Additional information on the Company, Home Savings and James & Sons Insurance may be found on the Company’s web site: ir.ucfconline.com.

1 See supplementary information, Non-GAAP Disclosure Reconciliation

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Information for Investors and Shareholders

This earnings release does not constitute an offer to sell or the solicitation of an offer to buy securities of United Community. United Community filed a registration statement on Form S-4 and other documents regarding the proposed merger with Ohio Legacy with the Securities and Exchange Commission (“SEC”) to register the shares of the Company’s common shares to be issued to the shareholders of Ohio Legacy. A proxy statement/prospectus was mailed to shareholders of Ohio Legacy on December 28, 2016, for the Special Shareholder Meeting to be held on January 27, 2017, at 1:00 p.m., at Acute Care Solutions Education Center, 4565 Dressler Road, NW, Canton, Ohio 44718. Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about United Community, Ohio Legacy and the proposed transaction. Investors and security holders may obtain a free copy of these documents through the website maintained by the SEC at www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the United Community or Ohio Legacy websites at ir.ucfconline.com or at http://www.ohiolegacycorp.com.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31,	December 31,
	2016	2015
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$27,690	$20,528
Federal funds sold	18,197	15,382

Total cash and cash equivalents	45,887	35,910
Securities:
Available for sale, at fair value	343,284	357,670
Held to maturity (fair value of $96,151 and $109,644, respectively)	97,519	110,699
Loans held for sale, at lower of cost or market	165	9,085
Loans held for sale, at fair value	62,593	26,716
Loans, net of allowance for loan losses of $19,087 and $17,712	1,503,577	1,316,192
Federal Home Loan Bank stock, at cost	18,068	18,068
Premises and equipment, net	20,963	20,678
Accrued interest receivable	6,900	5,978
Real estate owned and other repossessed assets	1,777	2,727
Goodwill and customer list intangible	1,564	—
Core deposit intangible	5	30
Cash surrender value of life insurance	55,861	54,366
Other assets	32,904	29,870

Total assets	$2,191,067	$1,987,989

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$256,918	$227,505
Interest bearing
Customer deposits	1,181,557	1,208,238
Brokered deposits	76,516	—

Total interest bearing deposits	1,258,073	1,208,238

Total deposits	1,514,991	1,435,743
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	47,756	46,975
Short-term advances	343,000	232,000

Total Federal Home Loan Bank advances	390,756	278,975
Repurchase agreements and other	512	535

Total borrowed funds	391,268	279,510
Advance payments by borrowers for taxes and insurance	23,812	21,174
Accrued interest payable	145	53
Accrued expenses and other liabilities	11,323	7,264

Total liabilities	1,941,539	1,743,744

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 46,581,370 and 47,517,644 shares, respectively, outstanding	173,581	174,304
Retained earnings	153,176	140,819
Accumulated other comprehensive loss	(21,040)	(19,220)
Treasury stock, at cost, 7,557,540 and 6,621,266 shares, respectively	(56,189)	(51,658)

Total shareholders’ equity	249,528	244,245

Total liabilities and shareholders’ equity	$2,191,067	$1,987,989

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(Dollars in thousands, except per share data)
Interest income
Loans	$15,285	$14,633	$13,612	$57,903	$52,619
Loans held for sale	578	482	371	1,755	1,396
Securities:
Available for sale, nontaxable	377	339	35	1,129	35
Available for sale, taxable	1,569	1,630	2,002	6,915	10,141
Held to maturity, nontaxable	65	66	51	248	96
Held to maturity, taxable	422	466	573	1,989	590
Federal Home Loan Bank stock dividends	181	180	182	723	723
Other interest earning assets	18	19	10	67	35

Total interest income	18,495	17,815	16,836	70,729	65,635
Interest expense
Deposits	1,425	1,389	1,664	5,922	6,526
Federal Home Loan Bank advances	732	661	387	2,486	1,334
Repurchase agreements and other	4	5	295	20	1,253

Total interest expense	2,161	2,055	2,346	8,428	9,113

Net interest income	16,334	15,760	14,490	62,301	56,522
Taxable equivalent adjustment	219	185	45	686	70

Net interest income (FTE) (1)	16,553	15,945	14,535	62,987	56,592
Provision for loan losses	1,493	1,344	893	5,387	2,135

Net interest income after provision for loan losses (FTE)	15,060	14,601	13,642	57,600	54,457

Non-interest income
Insurance agency income	417	451	—	1,686	—
Brokerage income	248	337	316	1,281	1,115
Service fees and other charges:
Deposit related fees	1,380	1,418	1,573	5,486	5,384
Mortgage servicing fees	719	715	692	2,833	2,730
Mortgage servicing rights valuation	741	25	111	39	19
Mortgage servicing rights amortization	(534)	(525)	(445)	(2,094)	(1,800)
Other service fees	27	43	19	135	75
Net gains (losses):
Securities available for sale	—	218	131	604	142
Mortgage banking income	1,236	1,957	1,538	6,444	6,841
Real estate owned and other repossessed assets charges, net	(17)	—	(134)	(93)	(445)
Debit/credit card fees	930	915	907	3,846	3,684
Other income	488	449	743	1,909	1,972

Total non-interest income	5,635	6,003	5,451	22,076	19,717

Non-interest expense
Salaries and employee benefits	7,376	6,950	5,756	28,600	26,724
Occupancy	809	847	744	3,373	3,249
Equipment and data processing	1,916	1,926	1,760	7,564	6,865
Financial institutions tax	410	411	317	1,694	1,241
Advertising	207	290	191	845	737
Amortization of intangible assets	(26)	72	13	69	54
Prepayment penalty	—	—	1,280	—	1,280
FDIC insurance premiums	172	155	295	940	1,241
Other insurance premiums	77	89	102	328	355
Professional fees:
Legal and consulting fees	331	211	338	953	1,227
Other professional fees	284	341	502	1,046	1,733
Real estate owned and other repossessed asset expenses	1	41	45	191	338
Merger related expenses	787	—	—	787	—
Other expenses	1,373	1,645	1,412	5,629	4,885

Total non-interest expenses	13,717	12,978	12,755	52,019	49,929

Income before income taxes	6,978	7,626	6,338	27,657	24,245
Taxable equivalent adjustment	219	185	45	686	70
Income tax expense	1,734	2,288	1,965	8,143	7,893

Net income	$5,025	$5,153	$4,328	$18,828	$16,282

Earnings per common share:
Basic	$0.108	$0.111	$0.091	$0.401	$0.337
Diluted	0.107	0.110	0.090	0.399	0.335

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$1,485,617	$15,286	4.12%	$1,422,294	$14,634	4.12%	$1,290,238	$13,612	4.22%
Loans held for sale	61,289	578	3.77%	49,095	482	3.93%	39,589	371	3.75%

Total loans, net	1,546,906	15,864	4.10%	1,471,389	15,116	4.11%	1,329,827	13,983	4.21%
Securities:
Available for sale-taxable	292,115	1,569	2.15%	300,522	1,630	2.17%	355,438	2,002	2.25%
Available for sale-nontaxable (2)	54,018	561	4.15%	49,489	489	3.95%	5,199	53	4.08%
Held to maturity-taxable	87,480	422	1.93%	92,077	466	2.02%	102,172	573	2.24%
Held to maturity-nontaxable (2)	13,438	99	2.95%	13,563	100	2.95%	9,401	77	3.28%

Total securities	447,051	2,651	2.37%	455,651	2,685	2.36%	472,210	2,705	2.29%
Federal Home Loan Bank stock	18,068	181	4.01%	18,068	180	3.98%	18,068	182	4.03%
Other interest earning assets	22,071	18	0.33%	20,028	19	0.38%	18,185	10	0.22%

Total interest earning assets	2,034,096	18,714	3.68%	1,965,136	18,000	3.66%	1,838,290	16,880	3.67%
Non-interest earning assets	134,902			132,922			134,366

Total assets	$2,168,998			$2,098,058			$1,972,656

Interest bearing liabilities:
Deposits:
Checking accounts	$481,225	248	0.21%	$491,553	238	0.19%	$474,213	262	0.22%
Savings accounts	291,212	25	0.03%	290,998	24	0.03%	278,748	41	0.06%
Certificates of deposit
Customer certificates of deposit	416,299	1,077	1.03%	424,493	1,126	1.06%	456,102	1,361	1.19%
Brokered certificates of deposit	47,760	75	0.63%	814	1	0.49%	—	—	—%

Total certificates of deposit	464,059	1,152	0.99%	425,307	1,127	1.06%	456,102	1,361	1.19%

Total interest bearing deposits	1,236,496	1,425	0.46%	1,207,858	1,389	0.46%	1,209,063	1,664	0.55%
Federal Home Loan Bank advances
Long-term advances	47,628	337	2.83%	47,432	319	2.69%	46,847	272	2.32%
Short-term advances	342,174	395	0.46%	326,250	342	0.42%	192,674	114	0.24%

Total Federal Home Loan Bank advances	389,802	732	0.75%	373,682	661	0.71%	239,521	386	0.64%
Repurchase agreements and other	514	4	3.11%	520	5	3.85%	27,929	295	4.22%

Total borrowed funds	390,316	736	0.75%	374,202	666	0.71%	267,450	681	1.02%

Total interest bearing liabilities	$1,626,812	2,161	0.53%	$1,582,060	2,055	0.52%	$1,476,513	2,345	0.64%

Non-interest bearing liabilities
Total noninterest bearing deposits	257,412			242,310			219,379
Other noninterest bearing liabilities	33,544			27,769			30,256

Total noninterest bearing liabilities	290,956			270,079			249,635

Total liabilities	$1,917,768			$1,852,139			$1,726,148
Shareholders’ equity	251,230			245,919			246,508

Total liabilities and equity	$2,168,998			$2,098,058			$1,972,656

Net interest income and interest rate spread		$16,553	3.15%		$15,945	3.14%		$14,535	3.03%

Net interest margin			3.26%			3.25%			3.16%
Average interest earning assets to average interest bearing liabilities			125.04%			124.21%			124.50%
Interest bearing deposits
Checking accounts	$481,225	$248	0.21%	$491,553	$238	0.19%	$474,213	$262	0.22%
Savings accounts	291,212	25	0.03%	290,998	24	0.03%	278,748	41	0.06%
Customer certificates of deposit	416,299	1,077	1.03%	424,493	1,126	1.06%	456,102	1,361	1.19%

Total customer deposits	1,188,736	1,350	0.45%	1,207,044	1,388	0.46%	1,209,063	1,664	0.55%
Brokered certificates of deposit	47,760	75	0.63%	814	1	0.49%	—	—	—%

Total interest bearing deposits	1,236,496	1,425	0.46%	1,207,858	1,389	0.46%	1,209,063	1,664	0.55%
Noninterest bearing deposits	257,412	—	0.00%	242,310	—	0.00%	219,379	—	0.00%

Total average deposits and cost of deposits	$1,493,908	$1,425	0.38%	$1,450,168	$1,389	0.38%	$1,428,442	$1,664	0.47%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$47,628	$337	2.83%	$47,432	$319	2.69%	$46,847	$272	2.32%
Short term advances	342,174	395	0.46%	326,250	342	0.42%	192,674	114	0.24%

Total Federal Home Loan Bank advances	389,802	732	0.75%	373,682	661	0.71%	239,521	386	0.64%
Repurchase agreements and other	514	4	3.11%	520	5	3.85%	27,929	295	4.22%

Total borrowed funds	390,316	736	0.75%	374,202	666	0.71%	267,450	681	1.02%

Total average deposits and other interest bearing liabilities and total cost of funds	$1,884,224	$2,161	0.46%	$1,824,370	$2,055	0.45%	$1,695,892	$2,345	0.55%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,191,067	$2,160,234	$2,080,542	$2,036,430	$1,987,989
Total loans, net	1,503,577	1,473,949	1,398,106	1,359,146	1,316,192
Total securities	440,803	457,671	474,707	473,207	468,369
Total deposits	1,514,991	1,473,043	1,455,746	1,466,614	1,435,743
Average interest-bearing deposits	1,236,496	1,207,858	1,231,157	1,212,701	1,209,063
Average noninterest-bearing deposits	257,412	242,310	241,098	228,308	219,379
Total shareholders’ equity	249,528	256,403	254,075	251,804	244,245
Net interest income	16,334	15,760	15,334	14,873	14,490
Net interest income (FTE) (1)	16,553	15,945	15,520	14,967	14,535
Provision for loan losses	1,493	1,344	395	2,155	893
Noninterest income	5,635	6,003	5,780	4,658	5,451
Noninterest expense	13,717	12,978	12,860	12,464	12,755
Income tax expense	1,734	2,288	2,529	1,592	1,965
Net income	5,025	5,153	5,330	3,320	4,328
Share Data
Basic earnings per common share	$0.108	$0.111	$0.113	$0.070	$0.091
Diluted earnings per common share	0.107	0.110	0.112	0.069	0.090
Book value per common share	5.36	5.51	5.46	5.30	5.14
Tangible book value per common share	5.32	5.48	5.43	5.27	5.14
Market value per common share	8.94	7.11	6.08	5.87	5.90
Common shares outstanding at end of period	46,581	46,542	46,493	47,507	47,518
Weighted average shares outstanding—basic	46,216	46,167	46,869	47,272	47,356
Weighted average shares outstanding—diluted	46,415	46,392	47,117	47,551	47,636
Key Ratios
Return on average assets (2)	0.93%	0.98%	1.04%	0.66%	0.88%
Return on average equity (3)	8.00%	8.38%	8.63%	5.33%	7.02%
Net interest margin	3.26%	3.25%	3.25%	3.21%	3.16%
Efficiency ratio	61.89%	59.40%	60.81%	63.90%	63.74%
Nonperforming loans to net loans, end of period	0.83%	1.32%	1.45%	1.48%	1.27%
Nonperforming assets to total assets, end of period	0.94%	0.98%	1.06%	1.08%	0.98%
Allowance for loan loss as a percent of loans, end of period	1.25%	1.22%	1.21%	1.23%	1.33%
Delinquent loans to total net loans, end of period	1.26%	1.48%	1.49%	1.50%	1.70%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$93,597	$107,066	$81,022	$80,581	$80,170
Owner/nonowner occupied commercial real estate	231,400	225,699	196,110	184,279	175,456
Land	8,373	9,401	9,748	8,938	9,301
Construction	68,158	45,137	61,744	49,858	38,812
Commercial and industrial	102,729	106,880	88,804	83,256	66,013

Total	504,257	494,183	437,428	406,912	369,752
Residential mortgage loans
Real estate	762,926	755,893	747,530	741,401	733,685
Construction	35,695	35,875	35,275	38,994	40,898

Total	798,621	791,768	782,805	780,395	774,583
Consumer loans
Consumer	216,598	203,851	193,272	187,323	188,258

Total	216,598	203,851	193,272	187,323	188,258

Total loans	1,519,476	1,489,802	1,413,505	1,374,630	1,332,593
Less:
Allowance for loan losses	19,087	18,234	17,172	16,903	17,712
Deferred loan costs, net	(3,188)	(2,381)	(1,773)	(1,419)	(1,311)

Total	15,899	15,853	15,399	15,484	16,401

Total loans, net	1,503,577	1,473,949	1,398,106	1,359,146	1,316,192
Loans held for sale, net	62,758	60,345	43,847	35,998	35,801

Total loans	$1,566,335	$1,534,294	$1,441,953	$1,395,144	$1,351,993

	At or for the quarters ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$158,271	$170,348	$182,713	$194,586	$160,264
Non-interest bearing checking accounts	256,918	252,923	236,173	230,831	227,505

Total checking accounts	415,189	423,271	418,886	425,417	387,769
Savings accounts	294,563	290,325	292,232	288,324	280,889
Money market accounts	316,813	312,124	314,081	312,577	312,125

Total non-time deposits	1,026,565	1,025,720	1,025,199	1,026,318	980,783
Customer certificates of deposit	411,910	422,370	430,547	440,296	454,960

Total customer deposits	1,438,475	1,448,090	1,455,746	1,466,614	1,435,743
Brokered certificates of deposit	76,516	24,953	—	—	—

Total deposits	$1,514,991	$1,473,043	$1,455,746	$1,466,614	$1,435,743

Customer certificates of deposit as a percent of total deposits	27.19%	28.67%	29.58%	30.02%	31.69%
Brokered certificates of deposit as a percent of total deposits	5.05%	1.69%	—%	—%	—%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$18,234	$17,172	$16,903	$17,712	$17,482
Provision	1,493	1,344	395	2,155	893
Net chargeoffs	(640)	(282)	(126)	(2,964)	(663)

Ending balance	$19,087	$18,234	$17,172	$16,903	$17,712

	At or for the quarters ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$5	$35	$3	$7	$7
Owner/nonowner occupied commercial real estate	(570)	17	(117)	(2,213)	(67)
Land	(100)	(250)	—	—	(100)
Construction	—	—	—	—	21
Commercial and industrial	139	192	62	(74)	141

Total	(526)	(6)	(52)	(2,280)	2
Residential mortgage loans
Real estate	(123)	(146)	(59)	(300)	(611)
Construction	—	—	—	—	—

Total	(123)	(146)	(59)	(300)	(611)
Consumer loans
Consumer	9	(130)	(15)	(384)	(54)

Total	9	(130)	(15)	(384)	(54)

Total net chargeoffs	$(640)	$(282)	$(126)	$(2,964)	$(663)

	At or for the quarters ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$—	$—	$—	$—	$—
Owner/nonowner occupied commercial real estate	3,546	6,879	7,362	7,557	3,599
Land	34	134	384	384	384
Construction	—	—	—	—	—
Commercial and industrial	361	4,242	4,633	4,652	4,016

Total	3,941	11,255	12,379	12,593	7,999
Residential mortgage loans
Real estate	6,084	5,835	5,713	5,312	6,181
Construction	—	—	—	—	—

Total	6,084	5,835	5,713	5,312	6,181
Consumer loans
Consumer	2,413	2,358	2,249	2,200	2,567

Total	2,413	2,358	2,249	2,200	2,567

Total nonperforming loans	$12,438	$19,448	$20,341	$20,105	$16,747

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$7,858	$15,350	$15,819	$15,663	$16,279
Past due 90 days and still accruing	—	—	—	—	—

Past due 90 days	7,858	15,350	15,819	15,663	16,279
Past due less than 90 days and on nonaccrual	4,580	4,098	4,522	4,442	468

Total nonperforming loans	12,438	19,448	20,341	20,105	16,747
Other real estate owned	1,726	1,790	1,613	1,832	2,651
Other classified assets	6,384	—	—	—	—
Repossessed assets	51	3	3	14	76

Total nonperforming assets	$20,599	$21,241	$21,957	$21,951	$19,474

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

In reporting the results of the quarter ended December 31, 2016, the Company has provided supplemental performance measures on a tax-equivalent basis or excluding merger related costs. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

	For the three and twelve months ended December 31, 2016
Merger related costs	$787
Tax expense	(176)

Merger related costs, net of tax	$611

	As Reported		Non-GAAP Proforma	As Reported		Non-GAAP Proforma
	Three months ended	Merger related	Three months ended	Twelve months ended	Merger related	Twelve months ended
	December 31, 2016	costs, net of tax	December 31, 2016	December 31, 2016	costs, net of tax	December 31, 2016
	(In thousands, except per share data)
Net income:	$5,025	$611	$5,636	$18,828	611	$19,439

Diluted EPS:
Net income	$5,025	$611	$5,636	18,828		19,439
Net income allocated to participating securities	(37)		(37)	(121)		(121)

Net income available to common shareholders	$4,988		$5,599	18,707		19,318

Weighted average shares outstanding: diluted	46,415,038		46,415,038	46,860,065		46,860,065
Diluted EPS:	$0.107		$0.121	$0.399		$0.412

Net income	$5,025	$611	$5,636	$18,828	$611	$19,439
Average assets	2,168,998		2,168,998	2,078,650		2,078,650
Average equity	251,230		251,230	248,362		248,362
ROA:	0.93%		1.04%	0.91%		0.94%

ROE:	8.00%		8.97%	7.58%		7.83%

Efficiency Ratio:
Noninterest Expense	$13,719	$(787)	$12,932	$52,019	$(787)	$51,232
Intangible asset amortization	(26)		(26)	69		69
Net interest income	16,556		16,556	62,987		62,987
Noninterest income	5,635		5,635	22,076		22,076
Loss on real estate owned	(17)		(17)	(93)		(93)
Efficiency Ratio:	61.89%		58.35%	61.01%		60.08%

Expense growth:
Noninterest expense, current period				52,019	(787)	51,232
Noninterest expense, prior period				49,929		49,929
Noninterest expense growth				4.2%		2.6%